UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 1, 2005

                            BRANDPARTNERS GROUP INC.
                            ------------------------
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

          DELAWARE                    0-16530                      13-3236325
          --------                    -------                      ----------
(STATE OR OTHER JURISDICTION)      (COMMISSION                  (I.R.S. EMPLOYER
      OF INCORPORATION)            FILE NUMBER)                  IDENTIFICATION)

                       10 MAIN STREET, ROCHESTER, NH 03839
                       -----------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (800) 732-3999
                                                           --------------

                                       N/A
                                       ---

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective February 1, 2005, the Company entered into a letter of engagement with Trilogy Capital Partners, Inc. ("Trilogy") whereby Trilogy will provide marketing, financial public relations and investor relations services to the Company. The term of the agreement is for one (1) year and thereafter will be month to month. Under the terms of the letter of engagement, Trilogy will receive fees of $10,000 a month and an aggregate of 600,000 three (3) year warrants, with 200,000 warrants fully vested and exercisable at $1.00 per share; 200,000 warrants exercisable at $1.50 per share that will vest provided Trilogy is engaged by the Company and the Company's common stock trades at a per share price of $1.50 per share or greater for five (5) consecutive trading days prior to February 2, 2006; and 200,000 warrants exercisable at $2.00 per share that will vest provided Trilogy is engaged by the Company and the Company's common stock trades at a per share price of $2.00 per share or greater for five (5) consecutive trading days prior to February 2, 2006. The warrants were issued to Trilogy in accord with the exemption provided by Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated there under.

The warrants contain registration rights whereby the Company has agreed to prepare and file a registration statement for the warrant shares no later than June 10, 2005.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

See Item 1.01 above.


                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           BRANDPARTNERS GROUP INC.

Date: February 7, 2005

                           By: /s/ James F. Brooks
                               -------------------------------------------------
                           James F. Brooks President and Chief Executive Officer